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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

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                                   FORM  8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


    Date of report  (Date of earliest event reported):    September 30, 1997



                      COMMERCIAL BANCSHARES, INCORPORATED
                      -----------------------------------
               (Exact Name of Registrant as Specified in Charter)

            West Virginia                   1-11791            55-0622108
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      (State or Other Jurisdiction     (Commission File      (IRS Employer
            of Incorporation)               Number)       Identification No. )


           415 Market Street, Parkersburg, West Virginia         26101
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              (Address of Principal Executive Offices          (Zip Code)

     Registrant's telephone number, including area code:      (304)  424-0300
                                                              ---------------

                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5:  OTHER EVENTS

     The Board of Directors of Commercial BancShares, Incorporated ("Commercial"), has approved, and on September 30, 1997, the company signed a definitive Agreement and Plan of Merger with WesBanco, Inc. ("WesBanco"), whereby Commercial will be acquired by WesBanco.

     Under the terms of the Agreement, each share of Commercial common stock will be exchanged for 2.85 shares of WesBanco common stock.

     WesBanco and Commercial have entered into a stock option agreement pursuant to which Commercial has granted to WesBanco an option to purchase 321,620 of its authorized but unissued shares of common stock at $50 cash per share, exercisable in certain events.

          Attached hereto as Exhibit 1, is a joint press release announcing the signing of the Agreement and Plan of Merger providing certain supplemental information about Commercial and WesBanco.

     Two bank holding companies with which Commercial earlier had held acquisition negotiations have filed suit against Commercial in United States District Court in Cleveland seeking damages aggregating $1.5 million, unspecified injunctive relief and specific performance. The suits grow out of Commercial's efforts to negotiate a three-way acquisition transaction. The proposed transaction was terminated after WesBanco made a financially superior offer. Commercial does not believe either suing party is entitled to injunctive relief or specific performance, and anticipates defending their demands for damages vigorously.


ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)   Exhibits.

           1. Text of joint press release issued by Commercial BancShares, Incorporated, and WesBanco, Inc., on September 30, 1997.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 6, 1997
                                 COMMERCIAL BANCSHARES, INCORPORATED

                                 By:  /s/ Larry G. Johnson
                                 Larry G. Johnson
                                 Its:  Executive Vice President
                                       and Chief Financial Officer

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ITEM 7 (c) 1.  Text of joint press release issued by Commercial BancShares,
Incorporated, and WesBanco, Inc., on September 30, 1997.


Commercial BancShares, Incorporated, and WesBanco, Inc., Announce Execution of Definitive Agreement

          PARKERSBURG, WEST VIRGINIA, and WHEELING, WEST VIRGINIA,--September 30, 1997--Commercial BancShares, Incorporated, ("Commercial") (AMEX: CWV) and WesBanco, Inc., ("WesBanco") (NASDAQ: WSBC) jointly announced today that they have entered into a definitive Agreement and Plan of Merger providing for Commercial, a multi-bank holding company headquartered in Parkersburg, West Virginia, and its subsidiaries, to merge with WesBanco affiliated companies. The joint announcement was made by Edward M. George, President and Chief Executive Officer of WesBanco, and William E. Mildren, Jr., Chairman, President and Chief Executive Officer of Commercial.

          Commercial is the parent company of seven community banks with 17 banking locations in Wood, Jackson, Ritchie, Wetzel and Tyler Counties in West Virginia and in Washington County, Ohio. Its subsidiaries include Commercial Banking and Trust Company, Jackson County Bank, Farmers & Merchants Bank of Ritchie County, The Dime Bank, Union Bank of Tyler County, The Community Bank, Bank of Paden City, Hometown Finance Company and CommBanc Investments, Inc. Commercial has also recently executed a definitive agreement to acquire Gateway Bancshares, Inc., with offices in Benwood and McMechen, Marshall County, West Virginia.

          At June 30, 1997, Commercial had consolidated assets of $417 million, deposits of $359 million, and loans of $300 million. The company operates seven
banks in the mid and upper Ohio Valley region of West Virginia and Ohio.   For
the six months ended June 30, 1997, Commercial's net earnings were $2.4 million. This represents an annualized return on average assets of $1.16%.

          WesBanco is a multi-bank holding company presently operating five banks in the States of West Virginia and Ohio through 46 banking offices. Its principal subsidiaries include: WesBanco Bank Wheeling, WesBanco Bank Parkersburg, WesBanco Bank Barnesville, WesBanco Bank Charleston, and WesBanco Bank Fairmont. In addition, it operates a mortgage company, WesBanco Mortgage Company, with six offices in West Virginia.

          At June 30, 1997, WesBanco had consolidated assets of $1.7 billion, deposits of $1.4 billion, and loans of $1 billion. For the six months ended June 30, 1997, WesBanco earned $11.2 million which represents an annualized return on average assets of 1.29%.

          Under the terms of the definitive Agreement and Plan of Merger, WesBanco will exchange 2.85 shares of WesBanco common stock for each share of Commercial common stock outstanding in a tax free exchange. The merger, which is based on a fixed exchange ratio, will be accounted for as a pooling of interests. In addition, Commercial has granted to WesBanco an option, exercisable under certain conditions, to purchase up to 19.9% of Commercial's outstanding common shares.

                                 Edward M. George, President and Chief Executive
Officer of WesBanco, commented:

               "We are very pleased to have Commercial BancShares join the WesBanco banking organization. We are looking forward to joining with Commercial to create one of the strongest banking franchises in the mid and upper Ohio Valley regions. WesBanco affiliates will provide a comprehensive banking network along the Ohio River from the Parkersburg-Marietta market through the Weirton-Steubenville metropolitan area. Additionally, with Commercial's locations in Ritchie and Jackson Counties, WesBanco will provide expanded presence along the Interstate 77 corridor between Parkersburg and Charleston."

          William E. Mildren, Jr., Chairman, President and Chief Executive Officer of Commercial was equally supportive of the transaction. Mr. Mildren commented:

               "We are pleased to become a part of the WesBanco organization that has a long standing reputation as a safe, sound and profitable company. WesBanco's plan to combine its existing operations in Wirt and Wood Counties with the Commercial BancShares organization will create a regional bank with assets in excess of $500 million. Stockholders, customers and employees alike will benefit from the more competitive market position that will be created in the mid-Ohio Valley market."

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          The transaction, which is subject to, among other things, approval by the appropriate regulatory authorities and the stockholders of Commercial and WesBanco, is expected to be completed during the first quarter of 1998.

          It is anticipated that WesBanco's banking subsidiary in Parkersburg, WesBanco Bank Parkersburg, will be consolidated with one or more of the banking subsidiaries of Commercial in the Wood County area. In conjunction with this combination, William E. Mildren, Jr., will serve as Chairman and Chief Executive Officer of the resulting banking subsidiary and Donald L. Scothorn will serve as President of the Parkersburg banking subsidiary.

          In addition, William E. Mildren, Jr., will be appointed Vice Chairman of WesBanco, the parent bank holding company. Mr. Mildren and three other directors of Commercial or its banking affiliates, Larry G. Johnson, Robert K. Tebay and James W. Swearingen, will be elected to the WesBanco Board and Mr. Mildren will be elected to the WesBanco Executive Committee.

          Upon consummation of the transaction, including the Gateway transaction, WesBanco will have total assets of approximately $2.1 billion with 66 offices in the states of Ohio and West Virginia.

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